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                                                                   EXHIBIT 10.11

                          SOFTWARE PURCHASE AGREEMENT

This Software Purchase Agreement ("Agreement") is entered into by and between [*] ("[*]") and Creative Computers, Inc., a Delaware corporation ("Creative") this 10th day of December, 1997 and is made with reference to the following facts:

A. On February 2, 1997 [*] and Creative entered into a Custom Software Development Agreement ("CSDA") for the design of an on-line auction system. Under the terms of the CSDA, Creative and [*] acquired joint ownership of the source code developed by [*] for the project.

B. Under the terms of the CSDA, Creative was also granted a license to the auction general purpose libraries for web site or Java software development including those associated and owned by [*] and third parties.

C. Creative now desires to purchase and acquire ownership of the source code for such general purpose libraries to the extent developed, owned, and maintained by [*] and as it relates to the online auction system ("Source Code") on the following terms and conditions.


                                   AGREEMENT

1. In consideration for the payment by Creative of the sum of [*] ($[*]), [*] agrees to and hereby does grant and convey to Creative a joint ownership interest in and to the Source Code. Must be paid by 12/12/97.

2. The parties shall jointly own all patent, copyright, and other proprietary rights with respect to the Source Code. Accordingly, each party shall have the right to reproduce, use, modify, distribute, and sell the Source Code without any obligation of accounting to the other party.

3. In addition, [*] shall provide Creative with 40 hours of consulting in connection with the on-line auction system at Creative's office in Torrance, California.

4. [*] warrants and represents that it is the rightful owner of all rights in and to the Source Code which rights have not been previously sold, assigned, transferred or otherwise alienated or impaired. [*] agrees to defend and indemnify Creative against any and all claims of copyright, trademark, patent infringement, or

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* [Confidential treatment requested.]

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       other claims by any party arising out of or related to Creative's sale, distribution, modification, or other use of the Source Code.

5. At the request of Creative, [*] agrees to execute or join in executing all papers or documents, without charge to Creative, required for the filing of patent applications, trademark registration applications, or copyright registration applications with respect to the Source Code in the United States and in such foreign countries as Creative may elect and will provide Creative with all reasonable assistance in the preparation and prosecution of such applications and shall do all that may be reasonably necessary to establish, protect, and maintain the rights of Creative in such inventions, applications, and the like in accordance with this Agreement.

6. If the Source Code becomes the subject of a claim of infringement or misappropriation of a patent, copyright, any such patent or other proprietary right of any third party, or if a temporary restraining order or other injunctive relief is entered against the use of part or all of the Source Code, [*] in addition to its obligations set forth above, shall use its best efforts to either:

       a. promptly replace such Source Code with compatible non-infringing Source Code; or

       b. promptly modify the Source Code to make it non-infringing without materially impairing the ability to use the Source Code as intended; or

       c. promptly protect the right of Creative to continue using the Source Code; or

       d. if none of the foregoing alterations is reasonably available to [*], promptly pay to Creative all of the monies paid and costs and expenses incurred by Creative that relate to the development, use and cessation of use of the Source Code. But in no event shall [*] be required to pay an amount in excess of $18,000 - eighteen thousand dollars.

[*]                                       CREATIVE COMPUTERS, INC.


                                          /s/ SIMON ABUYOUNES
------------------------------------      --------------------------------------
By: /s/ ^^ILLEGIBLE SIGNATURE^^           By: Simon Abuyounes
   ---------------------------------         -----------------------------------
Its: President                            Its: VP of Internet Technical Services
    --------------------------------          ----------------------------------
Date:  12/10/97                           Date:  12/11/97
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* [Confidential treatment requested.]


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